UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 15, 2012

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-147560	45-1226465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4093 Oceanside Boulevard, Suite B, Oceanside, CA 92056

(Address of principal executive offices) (Zip Code)

(760) 295-7208

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2012, we filed with the Nevada Secretary of State a Certificate of Amendment to Articles of Incorporation to effect an amendment (the “Amendment”) changing the number of authorized shares of our common stock to 699,999,999 (and changing the total number of authorized shares of stock to 704,999,999).

On September 26, 2012, our Board of Directors amended Article II, Section 10 of our Bylaws to allow approval of the Amendment (but not any other matter or at any other time, even if analogous to such approval and such transactions) to be considered and acted upon by our stockholders by way of nonunanimous majority written consent action.  Previously, Article II, Section 10 had effectively prohibited all stockholders nonunanimous written consent actions.

Item 5.07

Submission of Matters to a Vote of Security Holders.

On October 15, 2012, our stockholders acted by way of nonunanimous majority written consent action (pursuant to a solicitation of consents commenced on October 11, 2012, and in lieu of a special meeting of stockholders) to approve the Amendment.  The number of shares giving written consent (i.e., voting) in favor of such matter was 285,173,333 (93.4%); no shares were overtly “voted against” the Amendment; and 20,285,000 shares did not participate in the nonunanimous majority written consent action (6.6%).

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, filed October 15, 2012
3.2	Bylaws amendment adopted September 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

October 17, 2012

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By: /s/ Tim G. Dixon

Name: Tim G. Dixon

Title:   Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, filed October 15, 2012

3.2	Bylaws amendment adopted September 26, 2012

3